                                                                    EXHIBIT 99.3





                     PRO FORMA COMBINED FINANCIAL STATEMENTS


The unaudited pro forma combined condensed financial statements give effect to the following transactions, which are anticipated to occur on May 29, 1998, (collectively, the "Transactions"):

      (i) Tesoro Petroleum Corporation (the "Company" or "Tesoro") closes the acquisition (the "Hawaii Acquisition") of all of the outstanding capital stock of BHP Petroleum Americas Refining Inc. and BHP South Pacific Inc. (together, "BHP Hawaii"), both of which are affiliates of The Broken Hill Proprietary Company Limited ("BHP"). The cash purchase price for the Hawaii Acquisition is $275 million, subject to adjustment for an amount by which working capital of BHP Hawaii at the closing date differs from $100 million. In addition, Tesoro will issue an unsecured, non-interest bearing promissory note (the "BHP Note") in the amount of $50 million, payable in five equal annual installments of $10 million each, beginning on the eleventh anniversary date of the closing.

      (ii)In conjunction with closing the Hawaii Acquisition, Tesoro will borrow funds to finance the cash consideration for the Hawaii Acquisition and refinance substantially all of its existing indebtedness. These borrowings will be financed through term loans and a revolving credit facility which will be fully underwritten by Lehman Brothers.

The unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical combined financial statements and notes thereto of BHP Hawaii, which are included as Exhibits 99.1 and 99.2 to this Form 8-K, and the historical consolidated financial statements and notes thereto of Tesoro which have been previously filed. The Hawaii Acquisition will be accounted for using the purchase method of accounting for Tesoro's acquisition of BHP Hawaii after giving effect to the pro forma reclassifications and adjustments described in the accompanying notes.

The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Transactions as if each had occurred on December 31, 1997. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1997 gives effect to the Transactions as if each had occurred on January 1, 1997. BHP Hawaii's results of operations, which are reported on a fiscal year ending May 31, have been adjusted to a December 31 year end. The estimates of the fair value of BHP Hawaii's assets and liabilities are based on valuations that are preliminary. Such valuations will be updated to the closing date of the Hawaii Acquisition and may change from the amounts shown herein; however, the Company does not expect such changes to be material.

The unaudited pro forma combined condensed financial statements are intended for informational purposes and are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Hawaii Acquisition been in effect as of the date or for the period presented. The Unaudited Pro Forma Combined Condensed Statement of Operations does not reflect any benefits from cost savings or revenue enhancements that are anticipated to result from the integration of operations of Tesoro and BHP Hawaii. There can be no assurance that the Hawaii Acquisition, related financing or any other pending transactions will be consummated.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1997

                                                                              Historical          Pro Forma       Pro Forma
                                                                       Tesoro     BHP Hawaii     Adjustments      Combined
                                                                      ---------   ----------     ------------     ---------
                                                                                   (In Thousands of Dollars)
                                     ASSETS
Current Assets:
   Cash and cash equivalents ......................................   $   8,352       2,704         (2,704)(a)        8,352
   Receivables ....................................................      76,282      56,653         (4,513)(a)      128,422
   Inventories ....................................................      87,359      84,331          7,800(b)       179,490
   Prepayments and other ..........................................       9,842       3,539                          13,381
                                                                      ---------     -------       --------        ---------
     Total Current Assets .........................................     181,835     147,227            583          329,645
                                                                      ---------     -------       --------        ---------

Property, Plant and Equipment:
   Refining and marketing .........................................     370,174     680,332       (467,018)(c)      583,488
   Exploration and production .....................................     291,411                                     291,411
   Marine services ................................................      43,072                                      43,072
   Corporate ......................................................      13,689                                      13,689
                                                                      ---------     -------       --------        ---------
                                                                        718,346     680,332       (467,018)         931,660
     Less accumulated depreciation, depletion and amortization.....     304,523     349,085       (349,085)(c)      304,523
                                                                      ---------     -------       --------        ---------
     Net Property, Plant and Equipment ............................     413,823     331,247       (117,933)(c)      627,137
                                                                      ---------     -------       --------        ---------
Other Assets ......................................................      32,150       3,350         (1,008)(d)       47,643
                                                                                                    14,200(d)
                                                                                                    (1,049)(e)
                                                                                                  --------
                                                                                                    12,143
                                                                      ---------     -------       --------        ---------
       Total Assets ...............................................   $ 627,808     481,824       (105,207)       1,004,425
                                                                      =========     =======       ========        =========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable ...............................................   $  58,767      35,872                          94,639
   Accrued liabilities and current income taxes payable ...........      31,726      12,667         (3,950)(f)       44,659
                                                                                                     6,375(e)
                                                                                                    (2,159)(g)
   Current maturities of long-term debt and other obligations......      17,002       1,007        (15,294)(d)        2,715
                                                                      ---------     -------       --------        ---------
     Total Current Liabilities ....................................     107,495      49,546        (15,028)         142,013
                                                                      ---------     -------       --------        ---------

Deferred Income Taxes .............................................      28,824      36,086        (36,086)(h)       28,824
                                                                      ---------     -------       --------        ---------

Other Liabilities .................................................      43,211      31,032        (15,858)(f)       58,385
                                                                      ---------     -------       --------        ---------

Long-Term Debt and Other Obligations, Less Current Maturities           115,314       8,751        323,724(d)       447,789
                                                                      ---------     -------       --------        ---------

Notes Payable to Affiliate ........................................          --     145,000       (145,000)(a)           --
                                                                      ---------     -------       --------        ---------

Stockholders' Equity:
   Common stock ...................................................       4,418       8,208         (8,208)(i)        4,418
   Additional paid-in capital .....................................     190,925      52,362        (52,362)(i)      190,925
   Retained earnings ..............................................     140,980     150,839       (150,839)(i)      135,430
                                                                                                    (7,709)(d)
                                                                                                     2,159(g)
   Treasury stock .................................................      (3,359)                                     (3,359)
                                                                      ---------     -------       --------        ---------
     Total Stockholders' Equity ...................................     332,964     211,409       (216,959)         327,414
                                                                      ---------     -------       --------        ---------
       Total Liabilities and Stockholders' Equity .................   $ 627,808     481,824       (105,207)       1,004,425
                                                                      =========     =======       ========        =========

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                                DECEMBER 31, 1997


(a) Represents an adjustment to exclude assets and liabilities of BHP Hawaii that will not be acquired by Tesoro.

(b) Represents an adjustment of BHP Hawaii's finished goods inventories to net realizable value, less an allowance for a normal profit margin, and of raw materials inventories to replacement cost.

(c) Represents an adjustment of BHP Hawaii's property, plant and equipment to fair value.

(d) Represents an adjustment to reflect the BHP Note (discounted at 10%) plus aggregate borrowings of $415 million to finance the Hawaii Acquisition, to refinance existing indebtedness of Tesoro and to pay related fees, expenses and debt issuance costs.

(e) Represents an adjustment to conform BHP Hawaii's accounting policy for refinery maintenance costs to that of Tesoro.

(f) Represents an adjustment of BHP Hawaii's liabilities for certain employee benefits and for environmental matters taking into effect an environmental agreement which provides for certain environmental indemnifications.

(g) Represents an adjustment to reduce income taxes payable for the tax effect resulting from a charge to earnings related to the refinancing of existing indebtedness.

(h)  Represents the elimination of the deferred tax obligations of BHP Hawaii.

(i)  Represents the elimination of BHP Hawaii's historical equity.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                    Historical          Pro Forma    Pro Forma
                                                                                 Tesoro     BHP Hawaii  Adjustments  Combined
                                                                                 ------     ----------  -----------  --------
                                                                              (In Thousands of Dollars, Except Per Share Amounts)
Revenues:
    Refining and marketing .................................................   $ 720,868       946,727                1,667,595
    Exploration and production .............................................      84,798            --                   84,798
    Marine services ........................................................     132,251            --                  132,251
    Other income ...........................................................       5,543           211                    5,754
                                                                               ---------    ----------                ---------
       Total Revenues ......................................................     943,460       946,938                1,890,398
                                                                               ---------    ----------                ---------

Operating Costs and Expenses:
    Refining and marketing .................................................     687,036       882,104      (1,000)(a)1,568,140
    Exploration and production .............................................      13,230            --                   13,230
    Marine services ........................................................     124,725            --                  124,725
    Depreciation, depletion and amortization ...............................      45,729        13,762      (3,858)(b)   55,633
    Refinery assets write-down .............................................          --        88,813     (88,813)(c)       --
    Goodwill write-off .....................................................          --        30,351     (30,351)(c)       --
                                                                               ---------    ----------    --------   ----------
       Total Operating Costs and Expenses ..................................     870,720     1,015,030    (124,022)   1,761,728
                                                                               ---------    ----------    --------   ----------

Operating Profit (Loss) ....................................................      72,740       (68,092)    124,022      128,670

General and Administrative  ................................................     (13,588)      (25,054)(h)              (38,642)
Interest Expense, Net of Capitalized Interest ..............................      (6,699)       (8,227)     13,966(d)   (41,927)
                                                                                                           (37,312)(e)
                                                                                                            (3,655)(f)
Interest Income ............................................................       1,597            --                    1,597
Other Expense, Net .........................................................      (4,930)           --                   (4,930)
                                                                               ---------    ----------    --------   ----------

Earnings Before Income Taxes ...............................................      49,120      (101,373)     97,021       44,768
Income Tax Provision .......................................................      18,435       (27,032)     27,166(g)    18,569
                                                                               ---------    ----------    --------   ----------

Earnings Before Extraordinary Items ........................................   $  30,685       (74,341)     69,855       26,199
                                                                               =========    ==========    ========   ==========

Weighted Average Common Shares - Basic .....................................      26,410                                 26,410
                                                                               =========                             ==========
Weighted Average Common Shares and Potentially
    Dilutive Common Shares - Diluted .......................................      26,868                                 26,868
                                                                               =========                             ==========

Earnings Before Extraordinary Items:
    Per Share - Basic ......................................................   $    1.16                                   0.99
                                                                               =========                             ==========
    Per Share - Diluted ....................................................   $    1.14                                   0.98
                                                                               =========                             ==========

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



(a)  Represents an adjustment for a Tesoro contract termination.

(b) Represents an adjustment in depreciation expense due to the change in BHP Hawaii's property, plant and equipment to fair value. Pro Forma depreciation is calculated on the straight-line method over estimated useful lives of 28 years for the refinery and five to ten years for machinery, equipment and buildings.

(c) Represents elimination of the charge for asset and goodwill impairment recognized in BHP Hawaii's historical financial statements.

(d) Represents elimination of interest on BHP Hawaii's obligations that will not be assumed by Tesoro and the elimination of interest on Tesoro's obligations that will be refinanced.

(e) Represents accretion, based on a 10% discount rate, of the $50 million BHP Note and additional interest on borrowings of approximately $415 million to finance the Hawaii Acquisition, refinance existing indebtedness and pay related fees and costs.

(f) Represents amortization of debt issuance costs related to the financing under term loans and revolving credit facility.

(g) Represents an adjustment to increase the income tax provision for the tax effect resulting from the adjustments to earnings described above.

(h) Includes BHP Hawaii employee bonuses of $4 million, which were awarded based upon the performance of BHP operations that are not to be acquired by Tesoro.